As filed with the Securities and Exchange Commission on November 6, 2008
Registration No. 333- 153133

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Applied DNA Sciences, Inc.
(Exact name of registrant as specified in its charter)
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Nevada	2836	59-2262718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
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25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(631) 444-6862
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James A. Hayward, Ph.D., Sc.D., Chief Executive Officer
Applied DNA Sciences, Inc.
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(631) 444- 6370
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
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Merrill Kraines, Esq.
Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Telephone: 212.318.3261
Facsimile: 212.318.3400
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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-153133) of Applied DNA Sciences, Inc. is being filed for the purpose of amending “Part II — Information Not Required In Prospectus” in order to, among other things, update “Part II — Item 15. Recent Sales of Unregistered Securities,” add Exhibit 5.1, amend “Part II — Item 16. Exhibits and Financial Statement Schedules” and add the Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we either have paid or will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
Registration fee	$$104.71
Accounting fees and expenses	$20,000.00	*
Legal fees and expenses	$30,000.00	*
Miscellaneous	$20,000.00	*
TOTAL	$70,104.71	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In the three years preceding the filing of this registration statement, the registrant has issued the following securities that were not registered under the Securities Act:

In November, 2005, we issued and sold a promissory note in principal amount of $550,000, and warrants to purchase a total of 5,500,000 shares of our common stock at an exercise price of $0.50 per share, and paid $55,000 in cash to VC Arjent for its services as the placement agent for this placement. All principal and accrued but unpaid interest under this note was paid in full shortly after the closing of and from the proceeds of the March 8, 2006 placement. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act.

In November 2005, we issued 806,212 penalty shares pursuant to the registration rights agreement entered into in connection with the private placement in January and February, 2005. Pursuant to such agreement, we were obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, we paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of November 2005. We valued the shares issued at approximately $0.32 per share for a total of $257,987.  Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act.

In December 2005, we issued 1,289,927 penalty shares pursuant to the registration rights agreement entered into in connection with the private placement in January and February, 2005. Pursuant to such agreement, we were obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, we paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of December 2005. We valued the shares issued at approximately $0.20 per share for a total of $257,985. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act.

In December 2005, we issued 40,000 shares of common stock subscribed for cash at $0.50 per share for a total of $20,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act and Rule 506 promulgated thereunder.

On March 8, 2006, we completed a private placement offering in which 30 units (the "Units") of our securities were sold, each Unit consisting of (i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note (the "Notes") and (ii) warrants (the "Warrants") to purchase 100,000 shares of our common stock, or an aggregate of $1,500,000 in principal amount of Notes and Warrants to purchase 3,000,000 shares of common stock, for aggregate gross proceeds of $1,500,000. The Units were sold pursuant to Subscription Agreements, by and between each of the purchasers and Applied DNA Operations Management, Inc., our wholly owned subsidiary. This issuance is considered exempt under Regulation S of the Securities Act.

On May 2, 2006, we closed on the first tranche of the Offshore Offering in which we sold 20 units for aggregate gross proceeds of $1,000,000.  On June 15, 2006, we completed the second tranche of the Offshore Offering in which we sold 59 units for aggregate gross proceeds of $2,950,000.  The units being sold consist of (i) a $50,000 principal amount secured convertible promissory note and (ii) a warrant to purchase 100,000 shares of our common stock at a price of $0.50 per share.  These issuances are considered exempt under Regulation S of the Securities Act.

On June 15, 2006, in connection with a private placement, we issued 10% Secured Convertible Promissory Notes in the aggregate principal amount of $2,950,000 (the "Serial Notes”) and warrants to purchase 5,900,000 shares of the Company's common stock to accredited investors. The Serial Notes bear interest at 10%, mature on August 2, 2007 and are convertible into the Company's common stock, at the holder’s option, at fifty cents ($0.50) per share during the period from the one years from the date of issuance (June 15, 2006) through June 15, 2007.

On July 10, 2006, we issued 2,400,000 shares of common stock in exchange for services rendered.  We valued the shares issued at $0.20 per share for a total of $480,000, which did not differ materially from the value of the stock issued and represented the fair value of the services received.  This issuance is considered exempt under Regulation D of the Securities Act and Rule 506 promulgated thereunder.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the securities was made in a sale by the issuer not involving a public offering.

On  December 12, 2006 we issued  180,000  shares  of common  stock in exchange for our  promissory  note in  principal  amount of $410,429 and accrued interest thereon of $8,883. We valued the shares issued at $0.09 per share for a total of $16,200.  This issuance is considered exempt under Section 3(a)(9) of the Securities Act.

On April 23, 2007, we issued and sold a $100,000 principal amount secured promissory note bearing interest at a rate of 10% per annum and a warrant to purchase 200,000 shares of our common stock to James A. Hayward, a director and the Chief Executive Officer of the Company.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the securities pursuant to Section 4(2) of the Securities Act because each of the securities was made in a sale by the issuer not involving a public offering.

On June 27, 2007, we completed a private placement offering (the “Offering”) in which we issued and sold to certain investors an aggregate of 3 units (the “Units”) of our securities, each Unit consisting of (i) a $50,000 Principal Amount of 10% Secured Convertible Promissory Note (the “Notes”) and (ii) warrants (the “Warrants”) to purchase 100,000 shares of our common stock.  Arjent Limited, a registered broker dealer firm, acted as our placement agent in connection with the Offering. We paid Arjent Limited: (a) a commission equal to $15,000, representing 10% of the Offering proceeds; (b) a 3% non-accountable expense allowance in the amount of $4,500; and (c) 2% non-accountable due diligence expenses in the amount of $3,000.

On June 30, 2007, we issued and sold a $250,000 principal amount secured promissory note bearing interest at a rate of 10% per annum and a warrant to purchase 500,000 shares of our common stock to James A. Hayward, a director, the Chairman of the Board of Directors, our President and Chief Executive Officer.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the securities pursuant to Section 4(2) of the Securities Act because each of the securities was made in a sale by the issuer not involving a public offering.

On July 30, 2007, we issued and sold a $200,000 principal amount secured promissory note bearing interest at a rate of 10% per annum and a warrant to purchase 400,000 shares of our common stock to James A. Hayward, a director and our Chief Executive Officer.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the securities pursuant to Section 4(2) of the Securities Act because each of the securities was made in a sale by the issuer not involving a public offering.

On August 8, 2007, we issued and sold a $100,000 principal amount secured promissory note bearing interest at a rate of 10% per annum and a warrant to purchase 200,000 shares of our common stock.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the securities pursuant to Section 4(2) of the Securities Act because each of the securities was made in a sale by the issuer not involving a public offering.

On October 4, 2007, we completed the first tranche of a private placement of up to 20 units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  In this first tranche, we sold 5 units for aggregate gross proceeds of $500,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on October 4, 2008, at a price of $0.50 per share.  In addition to the first tranche of a private placement on the terms described above, on October 4, 2007, we issued and sold a $50,000 10% Secured Convertible Promissory Note and a warrant to purchase 100,000 shares of our common stock.  Arjent Limited, a registered broker dealer firm, (the “Placement Agent”) acted as our placement agent in connection with the offering.  We paid the Placement Agent commissions and discounts aggregating $200,000.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On October 9, 2007 we issued one million shares of our common stock to TTR Group LLC pursuant to a consulting agreement for consulting services to be provided to us.  This issuance is considered exempt under Regulation D of the Securities Act and Rule 506 promulgated thereunder.

On October 30, 2007, we completed the second tranche of a private placement of up to 20 units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  In this second tranche, we sold five and a half units for aggregate gross proceeds of $550,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on October 30, 2008, at a price of $0.50 per share.  In addition to the second tranche of a private placement on the terms described above, we issued and sold two $50,000 10% Secured Convertible Promissory Notes and two warrants to purchase 100,000 shares of our common stock.  In connection with the sale of the sale of securities described above, we paid the Placement Agent commissions and discounts aggregating $162,500.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On November 29, 2007, we completed the third tranche of a private placement of up to 20 units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  In this third tranche, we ten units for aggregate gross proceeds of $1,000,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on November 29, 2008, at a price of $0.50 per share.  In connection with the sale of the sale of securities described above, we paid the Placement Agent commissions and discounts aggregating $249,810.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On December 20, 2007, we completed the fourth tranche of a private placement of units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In this fourth tranche, we sold four and a half units for aggregate gross proceeds of $450,000.  Previously, we completed three tranches of twenty and one units for aggregate gross proceeds of $2,100,000.  Each unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on December 20, 2008, at a price of $0.50 per share.  In connection with the sale of securities described above, we paid the Placement Agent commissions, discounts, expense reimbursements and advances aggregating $112,500.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On December 21, 2007, we entered into an amendment to our engagement agreement with the Placement Agent, dated August 31, 2007 (the “Engagement Agreement”).  Pursuant to the Engagement Agreement, as amended, we issued 9,000,000 shares of our common stock to the Placement Agent in exchange for the cancellation of the cashless exercise warrant to purchase 9,000,000 shares of our common stock at an exercise price of $.10 per share issued to the Placement Agent pursuant to the Engagement Agreement.  This issuance is considered exempt under Regulation D of the Securities Act and Rule 506 promulgated thereunder.

On January 17, 2008, we completed the fifth tranche of a private placement of units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  In this fifth tranche, we sold four and a half units for aggregate gross proceeds of $450,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on January 17, 2009, at a price of $0.50 per share.  In connection with the sale of the sale of securities described above, we paid the Placement Agent commissions and discounts aggregating $77,500.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On March 4, 2008, we completed the sixth tranche of a private placement of units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  In this sixth tranche, we sold two and a half units for aggregate gross proceeds of $250,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on March 4, 2009, at a price of $0.50 per share.  In connection with the sale of the sale of securities described above, we paid the Placement Agent commissions and discounts aggregating $37,500.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On May 7, 2008, we completed the seventh tranche of a private placement of units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act.  In this seventh tranche, we sold one unit for aggregate gross proceeds of $100,000.  The unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on May 7, 2009, at a price of $0.50 per share.  In connection with the sale of the sale of securities described above, we paid the Placement Agent commissions and discounts aggregating $15,000.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On July 31, 2008, we completed the eighth tranche of a private placement of units at a price of $100,000 per unit for sale to “accredited investors,” as defined in regulations promulgated under the Securities Act.  In this eighth tranche, we sold one and a half units for aggregate gross proceeds of $150,000.  Each such unit consists of (i) a $100,000 Principal Amount 10% Secured Convertible Promissory Note and (ii) a warrant to purchase 200,000 shares of our common stock, $0.001 par value, exercisable for cash or on a cashless basis for a period of four years commencing on July 31, 2009, at a price of $0.50 per share.  In connection with the sale of the sale of securities described above, we paid the Placement Agent commissions and discounts aggregating $22,500.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the units pursuant to Section 4(2) of the Securities Act because each of the units was made in a sale by the issuer not involving a public offering.

On October 21, 2008, we issued and sold to James A. Hayward a $500,000 principal amount secured promissory note (“October Note”) bearing interest at a rate of 10% per annum and a warrant (“October Warrant”) to purchase 1,000,000 shares of our common stock.  The October Note and accrued but unpaid interest thereon is convertible into shares of our common stock at a price of $0.50 per share by the holder at any time from October 21, 2008, through October 20, 2009, and shall automatically convert on October 21, 2009 at a conversion price of $0.026171520 per share, which is equal to a 30% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance.  At any time prior to conversion, we have the right to prepay the October Note and accrued but unpaid interest thereon upon 3 days prior written notice (during which period the holder can elect to convert the note). The October Warrant is exercisable for a four-year period commencing on October 21, 2009, and expiring on October 20, 2013, at a price of $0.50 per share.  The October Warrant may be redeemed at our option at a redemption price of $0.01 upon the earlier of (i) October 20, 2011, and (ii) the date our common stock has traded on The Over the Counter Bulletin Board at or above $1.00 per share for 20 consecutive trading days.  No commissions were paid in connection with the sale of the sale of securities described above.  We claim an exemption from the registration requirements of the Securities Act for the private placement of the securities pursuant to Section 4(2) of the Securities Act because the securities were sold by the issuer not involving a public offering.

* All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Applied DNA Sciences or executive officers of Applied DNA Sciences, and transfer was restricted by Applied DNA Sciences in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our SEC filings. Except as disclosed above, we have not employed any underwriters in connection with any of the above transactions.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) Exhibits

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Applied DNA Sciences, Inc., a Nevada corporation.

Exhibit	Description

2.1
Articles of Merger of Foreign and Domestic Corporations, filed December 19, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.1
Articles of Incorporation of DCC Acquisition Corporation, filed April 20, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.2	Articles of Amendment of Articles of Incorporation of DCC Acquisition Corp. changing corporation name to ProHealth Medical Technologies, Inc.

3.3
Certificate of Designations, Powers, preferences and Rights of the Founders' Series of Convertible Preferred Stock, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.4
Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the par value of the company's common stock, filed on December 3, 2003 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.5
Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the number of authorized shares of the company's common stock, filed on March 3, 2005 with the Nevada Secretary of State, filed as an exhibit to the registration statement on Form SB-2 on Form S-1 filed with the Commission on April 21, 2008 and incorporated herein by reference.

3.6
Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the number of authorized shares of the company's common stock, filed on May 17, 2007 with the Nevada Secretary of State, filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on February 15, 2007 and incorporated herein by reference.

3.7	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

4.1	Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.2	Form of 10% Secured Convertible Promissory Note, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.3	Form of Warrant Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.4
Registration Rights Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.5
Security Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.6	Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 11, 2007 and incorporated herein by reference.

4.7	Form of 10% Secured Convertible Promissory Note, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 11, 2007 and incorporated herein by reference.

4.8	Form of Warrant Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 11, 2007 and incorporated herein by reference.

5.1	Snell & Wilmer L.L.P. Opinion and Consent (filed herewith).

10.1#
Technology Reseller Agreement, dated March 19, 2007 by and between Applied DNA Sciences and HPT International LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on March 23, 2007 and incorporated herein by reference.

10.2#
Joint Development and Marketing Agreement, dated April 18, 2007 by and between Applied DNA Sciences and International Imaging Materials, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on April 24, 2007 and incorporated herein by reference.

10.3
Settlement Agreement and General Release of All Claims by and between the Applied DNA parties and Chanty Cheang, filed as an exhibit to the current report on Form 8-K filed with the Commission on May 4, 2007 and incorporated herein by reference.

10.4#
Product Development, Marketing and Distribution Agreement, dated May 8, 2007 by and between Applied DNA Sciences, Inc. and Champion Thread Company, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on May 11, 2007 and incorporated herein by reference.

10.5#
Technology Reseller Agreement, dated May 30, 2007 by and between Applied DNA Sciences, Inc. and Printcolor Screen Ltd., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 1, 2007 and incorporated herein by reference.

10.6#
Feasibility Study Agreement, dated June 27, 2007 by and between Applied DNA Sciences, Inc. and Supima, filed as an exhibit to the current report on Form 8-K filed with the Commission on July 3, 2007 and incorporated herein by reference.

10.7
Engagement Agreement, dated August 23, 2007 by and between Applied DNA Sciences, Inc. and ARjENT Limited, filed as an exhibit to the current report on Form 8-K filed with the Commission on September 7, 2007 and incorporated herein by reference.

10.8
Amendment to Engagement Letter, dated December 20, 2007, by and between Applied DNA Sciences, Inc. and ARjENT Limited, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference.

10.9
Form of Employee Stock Option Agreement under The Applied DNA Sciences, Inc. 2005 Incentive Stock Plan of Applied DNA Sciences, Inc. filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on August 14, 2008 and incorporated herein by reference.

10.10
Form of Director Stock Option Agreement under The Applied DNA Sciences, Inc. 2005 Incentive Stock Plan of Applied DNA Sciences, Inc. filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on August 14, 2008 and incorporated herein by reference.

23.1	Consent of RBSM LLP, filed as an exhibit to the registration statement on Form S-1 filed with the Commission on August 22, 2008 and incorporated herein by reference.

24.1	Power of Attorney (on signature page).

# A request for confidentiality has been filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Securities and Exchange Commission as required by Rule 24b-2 promulgated under the Securities Exchange Act of 1934.

(B)  Financial Statement Schedules.

All financial statement schedules are omitted because the information is included in our financial statements or notes to those financial statements in the registration statement on Form S-1 initially filed with the Commission on August 22, 2008.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stony Brook, New York, on November 6, 2008.

APPLIED DNA SCIENCES, INC.
(Registrant)

By:	/s/ JAMES A. HAYWARD
James A. Hayward
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James A. Hayward James A. Hayward	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	November 6, 2008

/s/ Kurt H. Jensen Kurt H. Jensen	Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary	November 6, 2008

/s/ Yacov Shamash Yacov Shamash	Director	November 6, 2008

/s/ Sanford R. Simon Sanford R. Simon	Director	November 6, 2008

EXHIBIT INDEX

Exhibit	Description

2.1
Articles of Merger of Foreign and Domestic Corporations, filed December 19, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.1
Articles of Incorporation of DCC Acquisition Corporation, filed April 20, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.2	Articles of Amendment of Articles of Incorporation of DCC Acquisition Corp. changing corporation name to ProHealth Medical Technologies, Inc.

3.3
Certificate of Designations, Powers, preferences and Rights of the Founders' Series of Convertible Preferred Stock, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.4
Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the par value of the company's common stock, filed on December 3, 2003 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.5
Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the number of authorized shares of the company's common stock, filed on March 3, 2005 with the Nevada Secretary of State, filed as an exhibit to the registration statement on Form SB-2 on Form S-1 filed with the Commission on April 21, 2008 and incorporated herein by reference.

3.6
Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the number of authorized shares of the company's common stock, filed on May 17, 2007 with the Nevada Secretary of State, filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on February 15, 2007 and incorporated herein by reference.

3.7	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

4.1	Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.2	Form of 10% Secured Convertible Promissory Note, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.3	Form of Warrant Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.4
Registration Rights Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.5
Security Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.6	Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 11, 2007 and incorporated herein by reference.

4.7	Form of 10% Secured Convertible Promissory Note, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 11, 2007 and incorporated herein by reference.

4.8	Form of Warrant Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 11, 2007 and incorporated herein by reference.

5.1	Snell & Wilmer L.L.P. Opinion and Consent (filed herewith).

10.1#
Technology Reseller Agreement, dated March 19, 2007 by and between Applied DNA Sciences and HPT International LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on March 23, 2007 and incorporated herein by reference.

10.2#
Joint Development and Marketing Agreement, dated April 18, 2007 by and between Applied DNA Sciences and International Imaging Materials, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on April 24, 2007 and incorporated herein by reference.

10.3
Settlement Agreement and General Release of All Claims by and between the Applied DNA parties and Chanty Cheang, filed as an exhibit to the current report on Form 8-K filed with the Commission on May 4, 2007 and incorporated herein by reference.

10.4#
Product Development, Marketing and Distribution Agreement, dated May 8, 2007 by and between Applied DNA Sciences, Inc. and Champion Thread Company, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on May 11, 2007 and incorporated herein by reference.

10.5#
Technology Reseller Agreement, dated May 30, 2007 by and between Applied DNA Sciences, Inc. and Printcolor Screen Ltd., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 1, 2007 and incorporated herein by reference.

10.6#
Feasibility Study Agreement, dated June 27, 2007 by and between Applied DNA Sciences, Inc. and Supima, filed as an exhibit to the current report on Form 8-K filed with the Commission on July 3, 2007 and incorporated herein by reference.

10.7
Engagement Agreement, dated August 23, 2007 by and between Applied DNA Sciences, Inc. and ARjENT Limited, filed as an exhibit to the current report on Form 8-K filed with the Commission on September 7, 2007 and incorporated herein by reference.

10.8
Amendment to Engagement Letter, dated December 20, 2007, by and between Applied DNA Sciences, Inc. and ARjENT Limited, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 28, 2007 and incorporated herein by reference.

10.9
Form of Employee Stock Option Agreement under The Applied DNA Sciences, Inc. 2005 Incentive Stock Plan of Applied DNA Sciences, Inc. filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on August 14, 2008 and incorporated herein by reference.

10.10
Form of Director Stock Option Agreement under The Applied DNA Sciences, Inc. 2005 Incentive Stock Plan of Applied DNA Sciences, Inc. filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on August 14, 2008 and incorporated herein by reference.

23.1	Consent of RBSM LLP, filed as an exhibit to the registration statement on Form S-1 filed with the Commission on August 22, 2008 and incorporated herein by reference.

24.1	Power of Attorney (on signature page).

# A request for confidentiality has been filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Securities and Exchange Commission as required by Rule 24b-2 promulgated under the Securities Exchange Act of 1934.